SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Filed by Registrant [X]
                   Filed by a Party other than Registrant [ ]

                           Check the appropriate box:
                         [ ] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                     [ ] Definitive Additional Materials [ ]
             Soliciting Material Pursuant to Rule 14a-11(c) or Rule
                                     14a-12

                              ANDERSEN GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

        (1) Tile of each class of securities to which transaction applied:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:

[  ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

                              ANDERSEN GROUP, INC.

                             1280 Blue Hills Avenue
                       Bloomfield, Connecticut 06002-1374
                                 (860) 242-0761


                                January 27, 1998

Dear Stockholder:

You are cordially invited to attend a special meeting (the "Special Meeting") of the stockholders of Andersen Group, Inc. (the "Company"), which will be held at the corporate headquarters of the principal subsidiary of the Company, The J.M. Ney Company, located at Ney Industrial Park, 2 Douglas Street, Bloomfield, Connecticut, on February 25, 1998 starting at 10:00 a.m., local time. A notice of the Special Meeting, a proxy card and a Proxy Statement containing important information about the matters to be acted upon at the Special Meeting are enclosed.

At the Special Meeting, you will be asked to consider and vote upon a proposal (the "Proposal") to amend and restate the Company's Certificate of Incorporation to modify the terms of the Company's Series A Cumulative Convertible Preferred Stock.

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL, BELIEVES THE ADOPTION OF THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL.

Whether or not you are personally able to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote personally.

                                                     Sincerely yours,


                                                     /s/ Francis E. Baker
                                                     Francis E. Baker
                                                     Chairman and Secretary

        ANDERSEN GROUP


        -------------------------------------------------------------
                                        Notice of

                                        Special Meeting

                                        and

                                        Proxy Statement








        A special meeting of the  stockholders
        of Andersen Group,  Inc. will be
        held on Wednesday, February 25, 1998
        at 10:00 a.m., at the corporate
        headquarters  of the principal
        subsidiary of the Company,
        The J. M. Ney Company,
        Ney Industrial Park,
        2 Douglas Street,
        Bloomfield, Connecticut

  ----------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            Page


NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE
HELD ON FEBRUARY 25, 1998......................................................i

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS............................................1

THE SPECIAL MEETING............................................................1
   TIME AND PLACE; PURPOSES....................................................1
   VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL..................................1
   CERTAIN CONDITIONS TO THE PROPOSAL..........................................2
   PROXIES.....................................................................2
   DISCUSSION OF APPRAISAL/DISSENTERS' RIGHTS..................................3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................3
   SECURITY OWNERSHIP OF MANAGEMENT............................................3
   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.............................3

THE PROPOSAL...................................................................6
     AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE
     TERMS OF THE PREFERRED STOCK..............................................6
      Elimination of Dividend Restrictions on the
        Common Stock and the Preferred Stock...................................6
      Elimination of the Dividend Arrearages...................................7
      Provision for Fixed Rate of Return.......................................7
      Elimination of Mandatory Redemption......................................7

RECOMMENDATION OF THE BOARD OF DIRECTORS.......................................7

THE COMPANY....................................................................8
      General..................................................................8
      Electronics Segment......................................................8
      Ultrasonics Segment......................................................9
      Other Investments........................................................9

RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK............................10

RESTRICTIVE COVENANTS.........................................................11
      Debenture Indenture.....................................................11
      IRB Indenture...........................................................12

SUMMARY FINANCIAL DATA........................................................13

PRO FORMA DATA................................................................14

PRICE RANGES OF THE COMMON STOCK..............................................15

DIVIDENDS.....................................................................15

DESCRIPTION OF CAPITAL STOCK..................................................16
      General.................................................................16
      Common Stock............................................................16
      Preferred Stock.........................................................17
      Redemption..............................................................18
      Voting..................................................................19
      Liquidation, Dissolution and Winding-Up.................................19
      Preemptive Rights.......................................................19
      Conversion Rights.......................................................19

EXPENSES OF SOLICITATION......................................................20

INDEPENDENT AUDITORS..........................................................20

INCORPORATION BY REFERENCE....................................................20

ADDITIONAL INFORMATION........................................................21

OTHER MATTERS.................................................................21

         EXHIBIT 1-
         SECOND AMENDED AND RESTATED
         CERTIFICATE OF
         INCORPORATION
         OF ANDERSEN GROUP, INC.
         ....................................................................E-1

                              ANDERSEN GROUP, INC.

                 NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE
                            HELD ON FEBRUARY 25, 1998

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders (including any adjournment or postponement thereof, the "Special Meeting") of Andersen Group, Inc., a Connecticut corporation (the "Company"), will be held at the corporate headquarters of the principal subsidiary of the Company, The J.M. Ney Company, located at Ney Industrial Park, 2 Douglas Street, Bloomfield, Connecticut, starting at 10:00 a.m., local time, on February 25, 1998, for the following purposes:

         1. To amend and restate the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") so as to eliminate certain restrictions on the payment of dividends on the Company's Common Stock, no par value (the "Common Stock") and the Company's Series A Cumulative Convertible Preferred Stock, no par value (the "Preferred Stock"), change the dividend payment rate on the Preferred Stock and eliminate the requirement that the Company redeem the Preferred Stock; and

         2. To transact such other business as may properly come before the Special Meeting.

Holders of record of the Common Stock and the Preferred Stock at the close of business on January 21, 1998, the record date for the Special Meeting, will be entitled to notice of and to vote at the Special Meeting.

Under Connecticut law, the holders of the Preferred Stock may assert dissenters' rights with regards to the proposed amendment and restatement of the Certificate of Incorporation.

To assure that your interests will be represented at the Special Meeting, regardless of whether you plan to attend in person, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. This action will not limit your right to vote in person if you wish to attend the Special Meeting and vote personally.

                                       By Order of the Board of Directors


                                       /s/ Francis E. Baker
                                       Francis E. Baker, Chairman and Secretary
                                       Bloomfield, Connecticut

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING.

                              ANDERSEN GROUP, INC.
                             1280 BLUE HILLS AVENUE
                       BLOOMFIELD, CONNECTICUT 06002-1374

                                      PROXY
                                    STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Andersen Group, Inc., a Connecticut corporation (the "Company"), of proxies for use at a special meeting of the stockholders of the Company, or at any adjournment or postponement thereof (the "Special Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Proxies are being solicited from the holders of the following securities of the Company: (i) Andersen Group, Inc. Common Stock, no par value (the "Common Stock") and (ii) Andersen Group, Inc. Series A Cumulative Convertible Preferred Stock, no par value (the "Preferred Stock").

                               THE SPECIAL MEETING

TIME AND PLACE; PURPOSES

The Special Meeting will be held at the headquarters of the principal subsidiary of the Company, The J.M. Ney Company, located at Ney Industrial Park, 2 Douglas Street, Bloomfield, Connecticut on Wednesday, February 25, 1998, starting at 10:00 a.m. local time. At the Special Meeting, the stockholders of the Company will be asked to consider and vote upon (a) a proposal (the "Proposal") to amend and restate the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), so as to eliminate certain restrictions on the payment of dividends on the Common Stock and the Preferred Stock, to change the dividend payment rate on the Preferred Stock and to eliminate the requirement that the Company redeem the Preferred Stock and (b) such other business as may properly come before the Special Meeting. See "THE PROPOSAL". For purposes of this Proxy Statement and the Special Meeting, the proposed Second Amended and Restated Certificate of Incorporation of the Company, which appears as "EXHIBIT 1", shall be referred to as the "Amended Certificate".

This Proxy Statement and the accompanying form of proxy are first being mailed to the holders of shares of the Common Stock and the Preferred Stock on or about January 27, 1998.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

The Board of Directors has fixed the close of business January 21, 1998 (the "Record Date") as the date for the determination of holders of shares of the Common Stock and the Preferred Stock entitled to notice of and to vote at the Special Meeting. Only holders of record of such shares at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.

Holders of record of the Common Stock and the Preferred Stock will vote as separate classes at the Special Meeting. At the close of business on the Record Date, there were 1,935,478 shares of Common Stock and 256,448 shares of Preferred Stock outstanding and entitled to vote at the Special Meeting. Each holder of Common Stock will be entitled to one vote for each share held. Each holder of Preferred Stock will be entitled to one vote for each share held.

The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of the Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Approval of the Proposal by the class of Common Stock holders will require that more votes of the Common Stock must be cast in favor of the Proposal than against the Proposal.

The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of the Preferred Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Approval of the Proposal by the class of Preferred Stock holders will require, in accordance with the minimum statutory requirements applicable under Connecticut law, that not less than a majority of the outstanding shares of Preferred Stock be voted in favor of the Proposal. However, even if a majority of outstanding shares of Preferred Stock is voted in favor of the Proposal, the Company has reserved the right not to implement the Proposal. See "CERTAIN CONDITIONS TO THE PROPOSAL", immediately below.

CERTAIN CONDITIONS TO THE PROPOSAL

Regardless of whether the Proposal is approved at the Special Meeting by the requisite percentage of the class of holders of shares of the Preferred Stock and the class of holders of shares of the Common Stock as provided above, the Company will not implement the Proposal unless the Company has legally available funds: (a) to remove the indenture pursuant to which the Company's 10 1/2% Convertible Subordinated Debentures due 2002 (the "Old Debentures") were issued (the "Debenture Indenture") by purchasing all of the Old Debentures, if any, not tendered pursuant to the Company's exchange offer for the Old Debentures (the "Exchange Offer"); (b) to extinguish the indenture of trust dated December 20, 1983 from the Company to the Trustee named therein, as amended (the "IRB Indenture"); and (c) to pay the dividend arrearages on the Preferred Stock (the "Dividend Arrearages").

If 85% or more of the outstanding shares of Preferred Stock are voted in favor of the Proposal, at least a majority of the shares of Common Stock are voted in favor of the Proposal, and at least 66 2/3% of the Company's outstanding Old Debentures are tendered in the Exchange Offer, then, subject to the legal availability of funds, the Company will: (1) purchase any Old Debentures not tendered in the Exchange Offer; (2) extinguish the IRB Indenture; (3) pay the Dividend Arrearages; and (4) file the Amended Certificate.

In addition, if more than a majority but less than 85% of the outstanding shares of Preferred Stock are voted in favor of the Proposal, and at least a majority of the outstanding shares of Common Stock are voted in favor of the Proposal, the Company may, but shall not be obligated to, remove the restrictive covenants in the Old Debentures and the IRB Indenture (the "Restrictive Covenants") by purchasing any Old Debentures not tendered in the Exchange Offer and extinguishing the IRB Indenture. If the Restrictive Covenants are not removed, the Company will be unable to pay the Dividend Arrearages for at least the foreseeable future. Unless the Dividend Arrearages are paid, the Amended Certificate will not be filed.

SEE "RESTRICTIVE COVENANTS" and "DIVIDENDS".

PROXIES

All shares of the Common Stock and the Preferred Stock represented by properly executed proxies received prior to or at the Special Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the Proposal. So far as the Company's Board of Directors is aware, the Proposal is the only matter to be acted upon at the Special Meeting. As to any other matter which may properly come before the Special Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Special Meeting, will not be voted for or against the Proposal.

Broker nonvotes are counted for purposes of determining the number of shares represented at the Special Meeting but broker nonvotes are deemed not to have voted on the Proposal. Broker nonvotes occur when a broker nominee does not vote on the Proposal because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to vote.

Votes are counted by tellers of the Company's transfer agent. Representatives of the Company or of the Company's transfer agent will canvas the shareholders present at the Special Meeting, count their votes and count the votes represented by proxies presented.

A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegram, in person or by other means. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable out-of-pocket expenses in connection therewith.

DISCUSSION OF APPRAISAL/DISSENTERS' RIGHTS

Under Connecticut law, the holders of the shares of the Preferred Stock may assert dissenters' rights with regard to the Proposal and begin a process that may result in an appraisal of such holders' shares of the Preferred Stock. To assert dissenters' rights, a holder of shares of the Preferred Stock must not vote affirmatively for the Proposal and must submit written notice to the Company before the vote is taken that such holder of shares of the Preferred Stock is asserting dissenters' rights.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

Mr. Oliver R. Grace, Jr., the President, Chief Executive Officer and a Director of the Company, Mr. John S. Grace, a Director of the Company, Mr. Peter N. Bennett, a Director of the Company and Mr. Francis E. Baker, Chairman of the Company's Board of Directors have indicated their intention to vote all shares of the Common Stock and the Preferred Stock that they beneficially own in favor of the Proposal. As of December 31, 1997, these stockholders beneficially owned in the aggregate approximately 196,000 and 114,000 shares of the Common Stock and the Preferred Stock, respectively, representing approximately 10% and 44% of the Common Stock and the Preferred Stock, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Common Stock and the Preferred Stock, as of December 31, 1997, by each director, by each named executive officer of the Company, by persons who beneficially own 5% or more of the outstanding shares of Common and/or Preferred Stock, and by all directors and executive officers of the Company as a group. The beneficial ownership information described and set forth below is based on information furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. It does not constitute an admission of beneficial ownership for any other purpose. Except as otherwise indicated, the persons shown exercise sole voting and investment power over the shares. Where indicated in footnotes to the table, share ownership includes shares subject to options or warrants that are currently exercisable or will become exercisable within 60 days of the date of this Proxy Statement.


    ------------------------------------------------ ------------------------------- ------------------------------
    Name and Address of                                   Amount and Nature of             Percent of Class
    Beneficial Owner                                      Beneficial Ownership
    ------------------------------------------------ ------------------------------- ------------------------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
                                                       Preferred         Common         Preferred        Common
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    Francis  E. Baker(1)                                   0            135,039             0             7.0
    8356 Sego Lane
    Vero Beach, Florida
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    Estate of Oliver R. Grace, Sr.(2)                      0            101,596             0             5.3
    c/o Lorraine G. Grace, Executrix
    49 Cove Neck Road
    Oyster Bay, New York
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    Lorraine G. Grace(3)                                   0            131,317             0             6.7
    49 Cove Neck Road
    Oyster Bay, New York
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    Oliver R. Grace, Jr. (4)                             6,000          177,347            2.3            8.6
    55 Brookville Road
    Glen Head, New York
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    John S. Grace(5)                                     22,571         136,436            8.8            6.7
    55 Brookville Road
    Glen Head, New York
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    Peter N. Bennett(6)                                  85,150         168,065           33.2            8.0
    6 Batersea High St.
    London SW11 3RA, England
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    The Bank of Butterfield(7)                           16,863         296,675            6.6            15.1
    Rose Bank Centre
    14 Bermudiana Road
    Hamilton, Bermuda
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    First United Securities Limited(8)                     0            135,844             0             7.0
    Exchange House
    P.O. Box 16, 54-58 Athol Street
    Douglas, Isle of Man
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    Steven T. Newby(9)                                     0            123,417             0             6.4
    6116 Executive Boulevard
    Suite 701
    Rockville, Maryland
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    Louis A. Lubrano(10)                                   0             8,618              0             (11)
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    James J. Pinto(12)                                     0             16,000             0             (11)
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    Ronald N. Cerny(13)                                    0             7,500              0             (11)
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    Andrew M. O'Shea(14)                                   0             10,000             0             (11)
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    ------------------------------------------------ --------------- --------------- ---------------- -------------
    All directors and executive officers as a           113,721        557,185            44.3            24.5
    group (3 (Preferred) and 8 (Common) persons
    including certain of the above-named
    individuals)
    ------------------------------------------------ --------------- --------------- ---------------- -------------

(1) Francis E. Baker has beneficial ownership of an aggregate of 135,039 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount 120,001 shares are owned directly. The figure set forth in the table includes 10,400 shares of Common Stock with respect to which Mr. Baker has shared voting power as co-trustee under the Oliver R. Grace Grandchildren Trust U/R dated December 27, 1976 and 4,638 shares which such Trust owns by virtue of its ability to convert $75,000 principal amount of the Company's 10.5% Convertible Subordinated Debentures (the "Debentures") to Common Stock within a 60-day period. Mr. Baker disclaims beneficial ownership of such shares held in trust. In addition to the shares reported in the table, Mr. Baker is the settlor of four irrevocable trusts dated March 31, 1970 created for the benefit of certain of his children. Fleet National Bank acts as trustee under each of these trusts, which hold an aggregate of 68,306 shares of Common Stock. Mr. Baker does not exercise any control over these four trusts and disclaims beneficial ownership.
(2) The Estate of Oliver R. Grace, Sr., c/o Lorraine G. Grace, Executrix, has direct beneficial ownership of an aggregate of 101,596 shares of Common Stock and no shares of Preferred Stock.
(3) Lorraine G. Grace has beneficial ownership of 131,317 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount, 13,638 shares are held by Mrs. Grace directly; 2,475 shares are held by Mrs. Grace, as trustee of a trust for the benefit of her children; 13,608 shares are held by virtue of the ability of Mrs. Grace to convert $220,000 principal amount of the Debentures to Common Stock within a 60-day period; and 101,596 shares are held by virtue of Mrs. Grace's appointment as executrix of the Estate of Oliver R. Grace, Sr. Lorraine
        G. Grace is the mother of Directors Oliver R. Grace, Jr. and John S. Grace.
(4) Oliver R. Grace, Jr. has beneficial ownership of an aggregate of 177,347 shares of Common Stock and 6,000 shares of Preferred Stock. Of the Common Stock amount, 44,444 shares are held by Oliver R. Grace, Jr. directly, including 40,144 shares by virtue of Mr. Grace's ability to convert $649,000 principal amount of the Debentures to Common Stock within a 60-day period; 11,610 shares are held by virtue of Mr. Grace's ability, as custodian for the benefit of his children, to convert 6,000 shares of the Company's Preferred Stock, to Common Stock within a 60-day period; 7,593 shares are held by Carolyn Grace, the spouse of Oliver R. Grace, Jr., of which 7,113 shares are held by Mrs. Grace by virtue of her ability to convert $115,000 principal amount of the Debentures to Common Stock within a 60-day period; 58,144 shares are held by virtue of the ability of The Anglo American Security Fund L.P. (of which Oliver R. Grace, Jr. is a general partner) to convert $940,000 principal amount of the Debentures to Common Stock within a 60-day period; 37,000 shares are held by a corporation owned by members of Mr. Grace's family and 9,056 shares are held in an individual retirement account for the benefit of Mr. Grace. Mr. Grace, Jr. also holds stock options to acquire an additional 9,500 shares of Common Stock which may be issued to him within a 60-day period. Oliver R. Grace, Jr. disclaims beneficial ownership of all shares owned by his spouse, by him as trustee for the benefit of family members, by his children, and by The Anglo American Security Fund, L.P. described herein.
(5) John S. Grace has beneficial ownership of 136,436 shares of Common Stock and 22,571 shares of Preferred Stock. Of the Common Stock amount, 17,706 shares are owned by John S. Grace directly, including 1,856 shares held by virtue of Mr. Grace's ability to convert $30,000 principal amount of the Debentures to Common Stock within a 60-day period; 58,144 shares are held by virtue of the ability of The Anglo American Security Fund L.P. (of which John S. Grace is a general partner) to convert $940,000 principal amount of the Debentures to Common Stock within a 60-day period; 1,856 shares are held by virtue of the ability of Florida & Asia Consulting, Inc. (Lola Grace, the spouse of John S. Grace, is the sole shareholder of Florida & Asia Consulting, Inc.) to convert $30,000 principal amount of the Debentures to Common Stock within a 60-day period; 43,675 shares are held by virtue of the ability of Sterling Grace Capital Management, L.P. (John S. Grace is Chairman of Sterling Grace Corporation, the general partner of Sterling Grace Capital Management, L.P.) to convert 22,571 shares of the Preferred Stock to Common Stock within a 60-day period and 9,055 shares are held in an individual retirement account for Mr. Grace's benefit. Mr. Grace also holds stock options to acquire an additional 6,000 shares of Common Stock. John S. Grace disclaims beneficial ownership of all shares held by Trustees for the benefit of members of his family and The Anglo American Security Fund L.P.
(6) Peter N. Bennett has beneficial ownership of 168,065 shares of Common Stock and 85,150 shares of Preferred Stock. Of the Common Stock amount, 300 shares of Common Stock are owned directly. The figure set forth in the table includes shares held by virtue of the ability of Mr. Bennett to convert 85,150 shares of the Preferred Stock to 164,765 shares of Common Stock within a 60-day period. Also included in the figure set forth in the table are 3,000 shares of Common Stock which may be issued to Mr. Bennett within 60 days hereof upon the exercise of his existing exercisable stock option.
(7) The Bank of Butterfield (the "Bank") has beneficial ownership of an aggregate 296,675 shares of Common Stock and 16,863 shares of Preferred Stock as trustee of various trusts. Of the Common Stock amount 32,630 shares are held by virtue of the Bank's ability, as trustee, to convert 16,863 shares of the Preferred Stock to Common Stock within a 60-day period.
(8) First United Securities Limited ("FUSL") has beneficial ownership of an aggregate of 135,844 shares of Common Stock, as trustee of various trusts, and no shares of Preferred Stock. Of the Common Stock amount 11,134 shares are held by virtue of the ability of FUSL to convert $180,000 principal amount of the Debentures to Common Stock within a 60-day period.
(9) Steven T. Newby, a broker/dealer at Newby & Company, owns 123,417 shares of Common Stock directly and no shares of Preferred Stock.
(10) Louis A. Lubrano has beneficial ownership of 8,618 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount 618 shares are held by virtue of Mr. Lubrano's ability to convert $10,000 principal amount of the Debentures to Common Stock within a 60-day period. Mr. Lubrano also has stock options to acquire 8,000 shares of Common Stock within a 60-day period.
(11)     Represents less than one percent (1%) of the Common Stock.
(12) James J. Pinto has beneficial ownership of 16,000 shares of Common Stock and no shares of Preferred Stock. Of the Common Stock amount 8,000 shares are held directly. Also included in the figure set forth in the table are stock options to acquire 8,000 shares of Common Stock within a 60-day period.
(13) Ronald N. Cerny does not own any shares of Common or Preferred Stock directly. The figure set forth in the table represents a stock option to acquire 7,500 shares of Common Stock within a 60-day period.
(14) Andrew M. O'Shea does not own any shares of Common or Preferred Stock directly. The figure set forth in the table represents a stock option to acquire 10,000 shares of Common Stock within a 60-day period.


                                  THE PROPOSAL

AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION TO CHANGE THE TERMS OF THE PREFERRED STOCK
The purpose of the Proposal is to provide the holders of the Preferred Stock with a fixed rate dividend, remove the Restrictive Covenants to paying dividends on the Common Stock and the Preferred Stock, eliminate the mandatory redemption feature of the Preferred Stock and provide liquidity by causing the Dividend Arrearages to be paid. The Statement Fixing and Determining the Terms of Shares of Series A Cumulative Convertible Preferred Stock of Andersen Group, Inc. (the "Statement Fixing and Determining the Terms of the Preferred Stock"), which appears as an exhibit to the Certificate of Incorporation, provides for (a) a variable rate dividend on the Preferred Stock, (b) certain restrictions on the payment of dividends on the Common Stock and the Preferred Stock, and (c) the mandatory redemption of the Preferred Stock. Subject to the Company's having legally available funds, if the Proposal is approved, and if certain other conditions set forth herein are satisfied (see "CERTAIN CONDITIONS TO THE PROPOSAL"), the Certificate of Incorporation will be amended and restated by filing the Amended Certificate so that the Statement Fixing and Determining the Terms of the Preferred Stock (a) provides a fixed rate of dividends on the Preferred Stock, (b) does not contain any restrictions on the payments of dividends based on the IRB Indenture, and (c) does not provide for a mandatory redemption of the Preferred Stock. The full text of the proposed Amended Certificate is set forth as "EXHIBIT 1".

The purposes of the changes in the terms of the Preferred Stock, in conjunction with the Exchange Offer related to the Old Debentures and the possible retirement of the IRB Indenture, are, among other things, (a) to eliminate the restrictions on the Company's ability to pay dividends on the Common Stock, (b) to allow the Company to eliminate the Dividend Arrearages, and (c) to simplify the Company's equity structure by providing for a fixed rate of dividends on the Preferred Stock and eliminating the Company's mandatory redemption requirement. See "THE PROPOSAL", "PRO FORMA DATA", "DIVIDENDS" and "RESTRICTIVE COVENANTS".

Elimination of Dividend Restrictions on the Common Stock and the Preferred Stock

The Company's ability to pay dividends on the Common Stock and the Preferred Stock is subject to the Restrictive Covenants. Until there are no Old Debentures outstanding and the IRB Indenture has been fully discharged, the Company must satisfy certain covenants before it can pay any dividends to the holders of the Preferred Stock or the Common Stock. Subject to the Company's having legally available funds, if the restrictions on the payment of dividends on the Preferred Stock and the Common Stock are removed, the Amended Certificate will be filed. Even if the restrictions on the payment of dividends on the Preferred Stock and the Common Stock are removed, the Company does not intend to pay a dividend on its Common Stock in the foreseeable future. See "RESTRICTIVE COVENANTS", "CAPITAL STOCK" and "DIVIDENDS".

Elimination of the Dividend Arrearages

Under the Restrictive Covenants as now in effect, the Company must have sufficient consolidated net income determined on a cumulative basis, net of losses, dividends and prior redemptions or repurchases of stock, plus cash proceeds received by the Company from sales of its stock and indebtedness convertible into stock, before redeeming or repurchasing Common Stock or Preferred Stock or paying dividends on the Preferred Stock or the Common Stock. Under this test, at November 30, 1997, the Company would have needed to earn approximately $2.25 million before it could redeem or repurchase shares of or pay dividends on the Preferred Stock or the Common Stock.

The aggregate amount of Dividend Arrearages as of November 30, 1997 was approximately $1.2 million. The Company's ability to pay the Dividend Arrearages is subject to the Restrictive Covenants. Until there are no Old Debentures outstanding and the IRB Indenture has been fully discharged, the Company must satisfy certain covenants before it can pay the Dividend Arrearages to the holders of the Preferred Stock.

If the Proposal is approved and the Debenture Indenture and the IRB Indenture is removed, then, subject to the Company's having legally available funds, the Company will pay the Dividend Arrearages. See "RESTRICTIVE COVENANTS", "CERTAIN CONDITIONS TO THE PROPOSAL" and "RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK".

Provision for Fixed Rate of Return

Dividends on the Preferred Stock are currently payable at a variable rate, depending on the operating income of The J.M. Ney Company ("J.M. Ney"), ranging between $0.75 per share, per year, to $1.75 per share, per year. See "DESCRIPTION OF CAPITAL STOCK-Preferred Stock". If the Amended Certificate is filed, then, subject to the Company's having legally available funds, the dividend rate on the Preferred Stock will be changed to a fixed rate of $1.50 per share, per year.

Elimination of Mandatory Redemption

The Statement Fixing and Determining the Terms of the Preferred Stock provides that beginning March 1, 1996, and on each succeeding anniversary thereof, the Company is required to redeem 160,000 shares of its Preferred Stock (to the extent that the Company has funds legally available therefor and subject to the Restrictive Covenants) at a price of $18.75 per share plus accrued and unpaid dividends up to the date of payment. As discussed below under "RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK", as a result of the Company's purchase of shares of Preferred Stock pursuant to the Offer to Purchase (defined below), as well as other open market purchases to date, the Company was entitled to a share-for-share credit against the Company's mandatory redemption obligations of 160,000 shares of Preferred Stock scheduled for each of March 1, 1996, March 1, 1997 and March 1, 1998 and has a credit of approximately 35,000 shares towards its March 1, 1999 obligation. If the Amended Certificate is filed, the mandatory redemption requirement of the Preferred Stock will be eliminated. See "RESTRICTIVE COVENANTS" and "DESCRIPTION OF CAPITAL STOCK--Redemption".


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSAL AND BELIEVES THAT ITS ADOPTION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL.


                                   THE COMPANY

General

The Company was incorporated under the laws of the State of Connecticut in 1951. The Company's principal executive offices are located at 1280 Blue Hills Avenue, Bloomfield, Connecticut.

The Company has historically made investments in companies that operated in several highly diverse segments, and which required extensive management participation in operation and restructure. Since 1991, the Company's primary investment has been J.M. Ney which has operated in three industry segments: electronics manufacturing and supply, ultrasonic cleaning equipment, and dental supplies. In November 1995, J.M. Ney sold the assets and certain liabilities of the dental segment.

In addition to the investment in J.M. Ney, since April 1993, the Company has held an investment in Digital GraphiX, Incorporated ("DGI"), a video graphics company. DGI sold substantially all of its assets in April 1997 and is currently in the process of winding up its affairs. The Company also holds a portfolio of marketable securities primarily comprised of the common stock of certain financial institutions and certain Russian and Eastern European equity securities. The Company also owns an investment in a joint venture, which has investments in a company that holds agreements to develop data transmission networks throughout the Commonwealth of Independent States. The Company owns a 108,000 square foot building in Bloomfield, Connecticut which it leases to its subsidiary, Ney Ultrasonics, and to former subsidiaries and third parties.

On June 1, 1997, as part of a strategic reorganization of the Company, Oliver R. Grace, Jr., the Company's Chairman of the Board, became President and Chief Executive Officer, and Francis E. Baker, the Company's President, became Secretary and Chairman of the Board. As part of this strategic reorganization, the Company plans to relocate its principal executive offices from Bloomfield, Connecticut to New York, New York during 1998.

Electronics Segment

The electronics segment is a full-service, precious metal and parts supplier to automotive, medical, industrial electronics, military and semi-conductor manufacturers. The fully integrated approach of J.M. Ney includes fabrication and manufacture of its precious metal alloys, as well as design, engineering and metallurgical support. The fabrication capabilities include stamping, wire drawing, rolling from ingot to foil, precision turning, injection and insert molding and refining.

J.M. Ney specializes in the engineering and manufacturing of precious metal alloy contacts and contact assemblies aimed at low amperage applications. Electrical contacts made of precious metals, including gold, platinum, palladium and silver, are considered extremely dependable as the materials are inert and highly resistant to corrosion and wear. In developing a finished contact or assembly, J.M. Ney's technical staff works closely with customers, typically on an engineer-to-engineer level, in order to design a product that meets all of the metallurgical, electronic, dynamic and other performance specifications required for the customer's applications. J.M. Ney designs and builds the necessary molds and tools as well as designs and manufactures the end product. By controlling the total process, J.M. Ney has a competitive advantage over other companies in technology, cost and response time. J.M. Ney is certified in all applicable quality standards, including certification for the manufacture of its products, certification for production and supply of precious metal alloys, dental alloys and products, as well as approval by the Japanese Industrial Standards and the United States Food and Drug Administration.

J.M. Ney's business has limited direct competition with regard to the manufacture of low amperage precious metal contacts and assemblies due to the inherent risks which accompany the engineering and manufacture of precious metals (i.e., high start-up and inventory costs, theft, etc.). While some competitors offer similar products, J.M. Ney believes that these operations lack the vertical integration to compete across the entire spectrum of products. J.M. Ney faces indirect competition from companies such as Engelhard Corporation and Johnson Matthey, Inc., which have significantly greater resources and which are involved in higher volume production of more standard precious metal alloys.

J.M. Ney sells to more than 800 customers, with approximately 85% of its sales being made to customers in the United States. J.M. Ney's sales are made domestically through both field sales and manufacturers' representatives located in key geographic markets. Internationally, J.M. Ney sells through manufacturers' representatives, independent distributors and original equipment manufacturers. No customer in the Electronics segment accounted for more than 10% of the Company's consolidated sales in fiscal 1997.

In connection with the sale of the assets and liabilities of J.M. Ney's Dental segment in November, 1995, J.M. Ney entered into a three year manufacturing agreement to alloy and fabricate precious metals for the purchaser of J.M. Ney's dental business. As part of this agreement, J.M. Ney and the Company agreed, for a ten-year period, not to sell alloys, equipment or merchandise into the dental market served by the purchaser. The Company is, however, permitted to continue producing, selling and marketing precious metal copings and other machined and molded parts and material for use in the dental implant industry.

Ultrasonics Segment

The Ultrasonics segment, which consists of J.M. Ney's majority-owned subsidiary, Ney Ultrasonics Inc. ("Ney Ultrasonics"), has focused on working with high-end electronic, semi-conductor, disk-drive, medical and aerospace customers to provide the advanced capabilities of patented ultrasonic cleaning technology. Ney Ultrasonics' products have become the preferred choice in ultrasonics cleaning for numerous OEM system integrators and fabricators.

J.M. Ney's EnviroSONIK(TM) and Torrent(TM) cleaning systems continue to replace equipment and processes that use ozone-depleting chemicals which are being phased out under mandates of provisions in the Clean Air Act of 1990. Ney Ultrasonics is the exclusive licensee of the patented ultrasonic technology used in its products. These products are capable of cavitating some of the newer replacement chemistries and also incorporate technologies that eliminate damage to microminiature components typically caused by ultrasonic equipment produced by other manufacturers.

Ney Ultrasonics competes with a number of national and regional companies on the basis of cleaning performance, price and delivery. Ney Ultrasonics' generators carry a three-year general warranty which is not generally offered by its competitors.

No customer in the Ultrasonics segment accounted for more than 10% of the Company's consolidated sales in fiscal 1997.

Other Investments

The Company also holds a portfolio of marketable securities primarily comprised of the common stock of certain financial institutions and certain Russian and Eastern European equity securities. Other marketable securities include stock in Centennial Cellular Corporation and non-investment grade high-yield bonds.

DGI, a video graphics company, comprised the Company's Video Products segment. In April 1997 DGI sold substantially all of its assets and received the approval of its shareholders to liquidate. The Company has received partial liquidating dividends in August and October 1997 totaling $1.10 per share, or an aggregate of $258,867. The liquidation is expected to be completed by February 1998. At November 30, 1997 the carrying value of this investment was zero.

The Company also holds an investment in Treglos Investments, LTD, a joint venture which is investing in a Russian telecommunications company that has agreements to develop a data transmission network throughout the Commonwealth of Independent States. The joint venture owns approximately 6% of the Institute for Automated Systems. Among the joint venture partners are the Company's Chief Executive Officer and another Director. The carrying value of this investment at November 30, 1997 is approximately $900,000.


               RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK

As discussed below under "RESTRICTIVE COVENANTS", the Company is subject to certain covenants under existing indentures which restrict payment of dividends on or repurchases of the capital stock of the Company, including the Preferred Stock. Since April 1993, these restrictive covenants have prohibited the Company from declaring and paying a dividend on the Preferred Stock. At November 30, 1997, the aggregate amount of the Dividend Arrearages was approximately $1.2 million.

The terms of the Preferred Stock provide that once the Company is in arrears on the payment of the dividends on the Preferred Stock for six consecutive quarters, the holders of the Preferred Stock, voting together as a class, are entitled to elect one additional director to the Company's Board of Directors at any annual meeting of shareholders or a special meeting held in place thereof, or at a special meeting of the holders of shares of the Preferred Stock. As of October 16, 1994, the Company was in arrears for six consecutive quarters in the payment of the dividends on the Preferred Stock. If and when the dividends which are in arrears on the Preferred Stock shall have been paid or declared and set apart for payment, the rights of the holders of the shares of the Preferred Stock to elect an additional director shall cease (but always subject to the same provisions for the vesting of voting rights in the case of any similar future arrearages in dividends), and the term of office of any person elected director by the holders of the shares of the Preferred Stock shall terminate. As of the date hereof, no special meeting of the holders of the shares of the Preferred Stock has been held or scheduled to elect such director.

In response to the effect the Restrictive Covenants have had on the Company's ability to declare and pay dividends on the Preferred Stock, the Company has undertaken a series of efforts to retire the Preferred Stock.

In January 1996, the Company consummated a self tender offer and purchased for cash (the "Offer to Purchase") 299,561 shares of Preferred Stock for a purchase price of $12.25 per share, or approximately $3.67 million in the aggregate. Of that purchase price, approximately $1.50 per share of the consideration for the Preferred Stock represented an amount that was approximately equivalent to the eight quarterly dividends that the Company had not been able to declare and pay on the Preferred Stock since April 15, 1993, the last date on which the Company was able to declare and pay dividends on the Preferred Stock. At May 8, 1995, prior to commencement of the Offer to Purchase, 589,036 shares of Preferred Stock had been outstanding. The Company paid for the shares of Preferred Stock purchased with a portion of the net cash proceeds received from the sale of the J.M. Ney dental segment.

The Company was able to consummate the Offer to Purchase because the holders of a majority in principal amount of the Old Debentures at the time outstanding waived compliance with certain of the restrictive covenants of the IRB Indenture.

In October 1996 the Company sought and received a second waiver of compliance with certain of the restrictive covenants of the IRB Indenture to permit the Company to use up to $6,000,000 to repurchase shares of the Company's capital stock, including the Preferred Stock. To date the Company has purchased an additional 33,027 shares of Preferred Stock through this repurchase program at an aggregate price of approximately $552,000. Beginning March 1, 1996, and on each succeeding anniversary thereof, the Company is required to redeem 160,000 shares of its Preferred Stock (to the extent that the Company has funds legally available therefor and subject to the Restrictive Covenants) at a price of $18.75 per share plus accrued and unpaid dividends up to the date of payment. Under that formula, at March 1, 1996, the Company would have been required to redeem 160,000 shares of Preferred Stock at a price of approximately $21.03 per share including the accrued and unpaid dividends, assuming that aggregate dividends of $0.75, $0.75 and $0.78 per share of Preferred Stock had been accrued for the fiscal years ended February 28, 1994 and 1995 and February 29, 1996, respectively.

As a result of its purchase of shares of Preferred Stock pursuant to the Offer to Purchase as well as other open market purchases to date, the Company was entitled to a share-for-share credit against the Company's mandatory redemption obligations of 160,000 shares of Preferred Stock scheduled for each of March 1, 1996, March 1, 1997 and March 1, 1998 and has a credit of approximately 35,000 shares towards its March 1, 1999 obligation.

Pursuant to the Exchange Offer, the Company is currently offering to exchange $1,000.00 principal amount of New Debentures and $10.00 cash for each $1,000.00 principal amount of Old Debentures. See "RESTRICTIVE COVENANTS" and "PURPOSES AND EFFECTS OF THE PROPOSAL".

                              RESTRICTIVE COVENANTS

The Company is subject to Restrictive Covenants which restrict payment of dividends on or repurchases of the Company's capital stock. However, as discussed above under "RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK", the Company was able to obtain a waiver of certain of these restrictions for the limited purposes discussed thereunder.

Debenture Indenture

     Under the Debenture Indenture, the relevant covenant provides, in pertinent part, that
         So long as any of the [Old Debentures] shall be Outstanding [as defined], the Company will not declare any dividends ... on any stock of the Company or make, or permit any Subsidiary [as defined]; to make, any payment on account of the purchase, redemption or other retirement of any shares of such stock, ... either directly or indirectly, unless ... after giving effect to such proposed dividend or other payment or distribution and to any other dividend declared but not paid, at the date (herein called the "Computation Date") of such declaration (in the case of a dividend) or of such other payment or distribution, ... the sum of the aggregate amount of all dividends declared and all such other payments and distributions made during the period commencing October 15, 1982 to and including the Computation Date shall not exceed the sum of:

                  (i) the aggregate Consolidated Net Income [as defined] computed for the period commencing September 30, 1982, to and including the end of the last fiscal quarter of the Company next preceding the date 45 days prior to the Computation Date;

                  (ii) the aggregate net cash proceeds received by the Company from sales subsequent to October 21, 1982, of shares of its stock for cash; and

                  (iii) the aggregate net cash proceeds received by the Company from sales subsequent to October 21, 1982, of indebtedness of the Company convertible into stock of the Company to the extent such indebtedness has been converted into such stock.

As the result of the losses incurred in fiscal years 1993, 1994 and 1995 and because of redemptions or repurchases of Preferred Stock in fiscal years 1992, 1993, 1994, 1996, 1997 and 1998 at prices ranging from $12.25 to $18.00 per share (see "RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK"), the Company is prohibited by this covenant from paying any dividends on the Preferred Stock, or the Common Stock, and the Company has omitted the scheduled quarterly dividend on the Preferred Stock for the past 19 quarters. However, as discussed above under "Recent Developments Concerning the Preferred Stock", the Company was able to obtain a waiver of certain of these restrictions for the limited purposes of repurchasing and retiring shares of the Preferred Stock.

Contemporaneously with the solicitation of shareholders for the approval of the Proposal contemplated hereby, the Company is offering to exchange $1,000.00 principal amount of its New Debentures and $10.00 cash for each $1,000.00 principal amount of its Old Debentures. The indenture pursuant to which the New Debentures are to be issued does not contain the restrictive covenants contained in the Debenture Indenture. To the extent all of the outstanding Old Debentures are tendered to the Company, and/or alternative arrangements are made for the retirement of all Old Debentures not so tendered, these restrictive covenants would be terminated. No assurance can be given that the Company will ultimately determine to purchase any of the Old Debentures, or that the Company will have sufficient legally available funds to make any purchases.

IRB Indenture

The IRB Indenture also restricts the Company's ability to pay dividends on the Preferred Stock and the Common Stock. However, the IRB Indenture is less limiting on the Company's ability to pay dividends than the Debenture Indenture.

Under the IRB Indenture, the relevant covenant provides, in pertinent part, that

         The Company will not declare or make or incur any liability to make any Distribution [as defined] in respect of its capital stock unless, immediately after giving effect to the proposed Distribution, Distributions in respect of its capital stock . . . would not exceed $750,000 plus 60% of Consolidated Net Income [as defined] (or minus 100% in the case of losses).

At November 30, 1997, distributions exceeded Consolidated Net Income by approximately $825,000 thereby restricting the Company from making any future distributions until such deficit is eliminated. There is approximately $456,000 principal amount of bonds issued pursuant to the IRB Indenture outstanding at November 30, 1997. The bonds mature in 2003 but the Company has the right to repurchase and retire the bonds at any time. Subject to the conditions discussed above in "CERTAIN CONDITIONS TO THE PROPOSAL", if the Company is required to redeem or elects to redeem all the Old Debentures which have not been tendered into the Exchange Offer, it will repurchase and retire the principal amount of bonds issued pursuant to the IRB Indenture before redeeming the Old Debentures.

                             SUMMARY FINANCIAL DATA

The following table sets forth, in summary form, certain financial data of the Company for each of the periods indicated. This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE".

                                                         Nine Months Ended                      Years Ended
                                                            November 30,                      February 28/29,
                                                             (In thousands, except per share amounts)
Consolidated Statements of Operations                       1997            1996            1997            1996
-------------------------------------
Revenues:
Net sales                                                   $22,724        $19,253         $24,517        $23,235
Investment and other income (loss)                            3,560          (860)           (142)            813
------------------------------------------------------ --------------- --------------- -------------- ---------------
Total Revenues                                               26,284         18,393          24,375         24,048
------------------------------------------------------ --------------- --------------- -------------- ---------------
Costs and Expenses:
Cost of sales                                                14,645         12,452          15,469         15,398
Selling, general and administrative expenses                  5,949          5,310           7,249          9,166
Research and development expenses                             1,259          1,103           1,472          1,683
Interest expense                                                772            599             790          1,237
------------------------------------------------------ --------------- --------------- -------------- ---------------
Total Costs and Expenses                                     22,625         19,464          24,980         27,484
------------------------------------------------------ --------------- --------------- -------------- ---------------
Income (loss) from continuing operations before
    income taxes and extraordinary item                       3,659         (1,071)           (605)        (3,436)
Income tax (expense) benefit                                 (1,464)           375             904          1,166
------------------------------------------------------ --------------- --------------- -------------- ---------------
Income (loss) from continuing operations before
    extraordinary item                                        2,195           (696)            299         (2,270)
Income from discontinued operations, net of income
    taxes of $170                                               ---            ---             ---            413
Gain on sale of discontinued segment, net of income
    taxes of $2,041                                             ---            ---             ---          3,790
------------------------------------------------------ --------------- --------------- -------------- ---------------
Net income                                                    2,195           (696)            299          1,933
Preferred dividend requirement                                 (356)          (328)           (411)          (559)
Reversal of preferred dividends                                  37            ---             134          1,015
------------------------------------------------------
                                                       --------------- --------------- -------------- ---------------
Income (loss) applicable to common shares                    $1,876        $(1,024)            $22         $2,389
                                                             ======       ========             ===         ======
Earnings (loss) per common share:
Continuing operations -- primary                              $0.96         $(0.53)          $0.01         $(0.94)
Continuing operations -- fully diluted                        $0.88            [1]             [1]            [1]
Discontinued operations                                         ---            ---             ---          $0.21
Gain on sale of discontinued segment                            ---            ---             ---          $1.96
------------------------------------------------------ --------------- --------------- -------------- ---------------
Income per common share -- primary                            $1.12          $0.00           $0.01          $1.23
Income per common share -- fully diluted                      $0.91          $0.00             [1]            [1]
Weighted average number of shares                         1,953,445      1,946,051       1,946,051      1,934,478
Ratio of earnings to fixed charges                             4.16          (0.12)            .51           (.87)
Coverage deficiency                                             N/A          2,028             636          5,272

[1] Anti-dilutive


                            Balance Sheet Information

                                                                        November 30, 1997        February 28, 1997
                                                                        (In thousands, except per share amounts)
Total assets                                                                  $42,567                 $37,677
Total liabilities                                                              22,284                  19,139
Working capital                                                                13,552                  12,183
Long-term debt and other long-term obligations                                  7,617                   8,162
Common stock                                                                    2,103                   2,103
Redeemable cumulative convertible preferred stock                               4,760                   4,891
Additional paid-in capital                                                      3,248                   3,248
Treasury stock                                                                   (90)                    (90)
Retained earnings                                                              10,262                   8,386
Total Common and Other Stockholders' equity                                    15,523                  13,647
Book value per common share                                                     $8.03                   $7.05


                                 PRO FORMA DATA

Approval of the Proposal, in and of itself, will not have a material effect on the Company's Consolidated Statements of Operations. However, consummation of the Exchange Offer could have a material effect on the Company's cash if the Company is required to redeem, or elects to redeem, the Old Debentures which have not been tendered. Assuming that the Company has to purchase and redeem up to 33 1/3% in aggregate principal amount of the outstanding Old Debentures, the Company's cash will be decreased by approximately $3.7 million, as detailed below:

     (i) the Company will have to pay approximately $456,000 to retire the bonds outstanding pursuant to the IRB Indenture;

     (ii) the Company will have to pay up to approximately $1.9 million to purchase and redeem up to 33 1/3% of the Old Debentures;

     (iii) the Company will have to pay the Cash Payment and the expenses to be incurred in the Exchange Offer of approximately $115,000; and

     (iv) if the Restrictive Covenants are eliminated, the Company will have to pay the Dividend Arrearages of approximately $1.2 million.

The Company's current liabilities will be reduced by the amount it has to pay to satisfy the Dividend Arrearages, by the current portion outstanding on the principal amount of the bonds issued pursuant to the IRB Indenture and by the current portion of the principal amount of Old Debentures outstanding. The Company's total liabilities will be reduced by a corresponding amount.

In the event that the Company's available cash is not sufficient to fund these payments, the Company intends to sell some of its marketable securities to satisfy any shortage. The amount of the cash requirement will be decreased to the extent that more than 66 2/3% in aggregate principal amount of Old Debentures outstanding are tendered for exchange pursuant to the Exchange Offer.


                        PRICE RANGES OF THE COMMON STOCK

         The Company's Common Stock is traded on the over-the-counter market under the symbol (ANDR) with quotes supplied by the National Market System of NASDAQ. The following table sets forth the high and low bid prices for the Common Stock, as reported on the NASDAQ National Market System, for each quarterly period since March 1, 1995. The stock prices shown represent prices between dealers and do not include retail markups, markdowns or commissions and may not necessarily represent actual transactions.

                                                           High            Low
          Fiscal Year Ended February 29, 1996
          First Quarter                                   $6 1/2          $3 3/4
          Second Quarter                                   7               5 1/4
          Third Quarter                                    7               3 1/4
          Fourth Quarter                                   6 1/2           5
          Fiscal Year Ended February 28, 1997
          First Quarter                                    6 1/2           3 3/4
          Second Quarter                                   7               5 1/4
          Third Quarter                                    7               3 1/4
          Fourth Quarter                                   6 1/2           5
          Fiscal Year Ended February 28, 1998
          First Quarter                                    5 1/2           4 1/2
          Second Quarter                                   6 1/4           6
          Third Quarter                                    8               7 1/2
          Fourth Quarter through January 20, 1998          6 1/2           5 1/2

On January 20, 1998, the last reported sales price for the Common Stock on the NASDAQ National Market System was $5.50 per share.

On January 20, 1998, there were approximately 700 holders of record of the Common Stock and the number of outstanding shares of the Common Stock was 1,935,478.

                                    DIVIDENDS

The amount of accrued but unpaid dividends on the Preferred Stock at November 30, 1997 was approximately $1.2 million in the aggregate, or approximately $4.77 per share. The Company has not paid a dividend on shares of its Common Stock since 1993. The Company does not intend to pay a dividend on its shares of Common Stock for the foreseeable future. The Company's ability to pay dividends on its Common Stock is subject to the same Restrictive Covenants as its ability to pay dividends on the Preferred Stock. See "RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK", "RESTRICTIVE COVENANTS" and "DESCRIPTION OF CAPITAL STOCK--Preferred Stock".

Dividends on the Preferred Stock are payable as and when declared by the Board of Directors out of funds legally available therefor. Dividends accrue quarterly on February 28, May 31, August 31 and November 30 of each year. The dividend rate on the Preferred Stock is an adjustable rate that is based on the operating income of J.M. Ney as described herein under "DESCRIPTION OF CAPITAL STOCK-- Preferred Stock," but which rate will in no event be less than $0.1875 per share per quarter and no more than $0.4375 per share per quarter. As a result of losses incurred in fiscal years 1993, 1994 and 1995 and redemptions or repurchases of the Preferred Stock in fiscal years 1992, 1993, 1994, 1996, 1997 and 1998 at prices ranging from $12.25 to $18.00 per share, the Restrictive Covenants have prevented the Company from declaring or paying dividends on its Preferred Stock since April 15, 1993. See "RESTRICTIVE COVENANTS". Nevertheless, dividends have been accrued at the minimum annual rate of $0.75 per share for the fiscal year 1994 and 1995; at $0.78 per share for fiscal year 1996; at $1.24 per share for fiscal year 1997; and at $1.25 per share for the nine months ended November 30, 1997. For additional information concerning the manner in which the dividend rate on the Preferred Stock is determined. See "DESCRIPTION OF CAPITAL STOCK--Preferred Stock--Dividends."

Subject to the Company's having legally available funds, if the Proposal is approved, the Debenture Indenture and the IRB Indenture are removed and the Dividend Arrearages are paid, the Certificate of Incorporation will be amended to change the dividend rate on the Preferred Stock to a fixed rate of $1.50 per share, per year. See "THE PROPOSAL--Provision for a Fixed Rate of Return" and "CERTAIN CONDITIONS TO THE PROPOSAL".


                          DESCRIPTION OF CAPITAL STOCK

General

The authorized capital stock of the Company consists of 6,000,000 shares of Common Stock of which 1,935,478 shares were issued and outstanding at November 30, 1997 and 800,000 shares of Preferred Stock of which 256,448 shares were issued and outstanding at November 30, 1997. The following is a brief summary of certain rights and provisions of the Company's capital stock.

Common Stock

Each share of the Company's Common Stock is entitled to participate pro rata in distributions upon liquidation, subject to the rights of the holders of the Preferred Stock, and to one vote on all matters submitted to a vote of the shareholders. Dividends may be paid to the holders of the Company's Common Stock when and if declared by the Board of Directors out of funds legally available therefor. The Company has not paid a dividend on shares of its Common Stock since 1993. The Company does not intend to pay a dividend on its shares of Common Stock for the foreseeable future. The Company's ability to pay dividends on its Common Stock is subject to the same Restrictive Covenants as its ability to pay dividends on the Preferred Stock. See "RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK", "RESTRICTIVE COVENANTS", "PURPOSES AND EFFECTS OF THE PROPOSAL" and "DESCRIPTION OF CAPITAL STOCK--Preferred Stock". Holders of the Company's Common Stock have no preemptive or similar rights.

The shares of Common Stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting can elect all the Directors if they so choose, and in such event, the holders of the remaining shares cannot elect any Directors.

Holders of Common Stock do not have any right to subscribe to any additional securities which may be issued by the Company. Outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

The transfer agent and the registrar for the Common Stock is Registrar and Transfer Company.



Preferred Stock

Dividends. The holders of the Company's Preferred Stock are entitled to receive, when and as declared by the Company's Board of Directors, cumulative cash dividends, out of funds legally available therefor, in an amount equal to (i) $0.1875 per share plus (ii) any positive amount per share (the "Participating Dividend") equal to the quotient obtained by dividing (a) an amount equal to (1) 50% of the Ney Operating Income (as defined below) minus (2) $150,000, by (b) 800,000; provided, however, that such total quarterly rate per share shall not exceed $0.4375. The dividends are payable not later than 45 days after the end of each fiscal quarter of the Company. So long as any share of Preferred Stock remains outstanding, no dividend or other distribution shall be paid or declared on any shares of the Common Stock, other than dividends payable in shares of Common Stock, unless all cumulative dividends on the Preferred Stock have been paid or declared and set apart for payment. If dividends (cash, stock or otherwise) are paid or declared on the Common Stock, as permitted above, the Preferred Stock is not entitled to participate in any such dividends or distributions. Due to the Restrictive Covenants, the Company has been prohibited from paying the regularly scheduled dividend on the Preferred Stock for the past 19 fiscal quarters. See "RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK" and "RESTRICTIVE COVENANTS".

"Ney Operating Income" means, for each quarterly accounting period ending immediately prior to a dividend payment date, the amount of Income from Continuing Operations (as defined below) of J.M. Ney for such quarterly accounting period before any allocation of overhead expense incurred by the Company but after deduction for appropriate and reasonable direct charges for necessary services rendered or paid for by the Company or any subsidiary to J.M. Ney, all as determined in accordance with generally accepted accounting principles applied on a consistent basis by the Company in the preparation of the Company's audited annual financial statements, including the effect of any adjustments to the carrying value of the assets and liabilities of J.M. Ney and its subsidiaries on the consolidated balance sheet of J.M. Ney in accordance with APB No. 16. - "Business Combinations" and the rules and regulations of the Commission with respect thereto. "Income from Continuing Operations" means J.M. Ney's consolidated revenue from continuing operations (excluding nonoperating income and results of capital transactions and before provision for Federal and state income taxes) minus cost of sales, selling, administrative, research and general expenses, profit sharing, all other operational expenses, and interest expense and imputed interest expense calculated at the Company's cost of funds, in each case attributable to Excess Ney Financings. "Excess Ney Financings" means the amount of any borrowings or capital leases undertaken to finance (i) working capital needs of J.M. Ney or its subsidiaries in excess of $750,000 or
(ii) the acquisition of assets, including acquisition of assets by way of acquisition of securities or merger or consolidation, used or included in the continuing operations of J.M. Ney or its subsidiaries, to the extent such amount exceeds J.M Ney's consolidated depreciation and amortization expense (such amount to be calculated at the end of each monthly accounting period based on the amount of such financings then outstanding and the cumulative amount of such depreciation and amortization expense from February 28, 1991 to such month-end). The Company's independent public accountants review the Company's calculation of Ney Operating Income within 120 days after the end of each fiscal year of the Company.

In the event of any merger, consolidation or sale of any substantial part of the assets of J.M. Ney which would have a material adverse effect on Ney Operating Income, the Participating Dividend rate for the quarter in which such transaction occurs and for subsequent quarters shall be adjusted to be an amount equal to the amount determined under clause (ii) above plus the quotient obtained by dividing (i) the amount equal to one quarter of (a) the net proceeds received by the Company or any Company subsidiary from any such transaction, multiplied by (b) the yield to maturity of a seven year U.S. Treasury Note (or the closest available maturity) (as quoted in the Wall Street Journal on the date on which such transaction is closed) plus 60 basis points, by (ii) 800,000; provided, however, that the total Participating Dividend per share per quarter shall not exceed $0.25.

Payment of the Participating Dividend depends on future operations of J.M. Ney and future transactions involving the J.M. Ney divisions. The terms of the Preferred Stock do not require the Company to consolidate the operations of businesses acquired with J.M. Ney, even if such businesses are related, but the Company may consolidate such businesses as it determines.

Payment of dividends on, and voluntary and mandatory redemptions and repurchases of, the capital stock of the Company are subject to certain restrictions contained in the Debenture Indenture. Pursuant to such restrictions, the Company may not pay any dividends or make any distribution with respect to the purchase, redemption or other retirement of any of its capital stock (other than distributions of capital stock or rights or warrants to subscribe to such stock) if the Company is in default under the Debenture Indenture. Additionally, pursuant to such restrictions, the Company is only permitted to pay any such dividend or make any such distribution to the extent by which cumulative Consolidated Net Income (as defined in the Debenture Indenture) earned after November 30, 1997, including cash proceeds received by the Company from sales of its stock and indebtedness convertible into stock, exceeds approximately $2.25 million.

Subject to the Company's having legally available funds, if the Proposal is approved, the Debenture Indenture and the IRB Indenture are removed and the Dividend Arrearages are paid, the Certificate of Incorporation will be amended to change the dividend rate on the Preferred Stock to a fixed rate of $1.50 per share, per year. See "THE PROPOSAL--Provision for a Fixed Rate of Return" and "CERTAIN CONDITIONS TO THE PROPOSAL".

The IRB Indenture also restricts the Company's ability to pay dividends on the Preferred Stock. However, the IRB Indenture is less limiting on the Company's ability to pay dividends than the Debenture Indenture.

The  Company is  offering  to  exchange  $1,000.00  principal  amount of its New
Debentures plus $10.00 cash for each $1,000.00 principal amount of its Old Debentures. The indenture pursuant to which the New Debentures are to be issued does not contain the restrictive covenants contained in the Debenture Indenture. To the extent all of the outstanding Old Debentures are tendered to the Company for exchange, and/or alternative arrangements are made for the retirement of all Old Debentures not so tendered, these restrictive covenants would be terminated. No assurance can be given that the Company will ultimately determine to purchase any of the Old Debentures, or that the Company will have sufficient legally available funds to make any such purchases. To the extent less than all of the outstanding Old Debentures are tendered for exchange or otherwise repurchased by the Company, the restrictive covenants contained in the Debenture Indenture would remain in full force and effect with respect to the payment of dividends on and repurchases of the Company's capital stock, including the Preferred Stock.

See "RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK" and "RESTRICTIVE COVENANTS".

Redemption

The Preferred Stock is redeemable, in whole or in part, at the option of the Company, by paying therefor in cash a redemption price equal to $18.75 per share, plus accrued and unpaid dividends to the date fixed for redemption. The holders of record of the Preferred Stock to be redeemed will be given notice twenty days prior to the date fixed for redemption. If less than all of the outstanding shares of Preferred Stock are to be redeemed, such shares will be redeemed on a pro rata basis (rounded to the nearest whole share to avoid redemption of fractional shares).

On March 1, 1996 and on the first business day following each anniversary thereafter, the Company is required to call for redemption on such date 160,000 shares of Preferred Stock, to the extent that the Company has funds legally available therefor and subject to the Restrictive Covenants, by paying therefor in cash $18.75 per share plus accrued and unpaid dividends up to the date of payment. Each holder of Preferred Stock will be given twenty days' notice prior to the date fixed for redemption. In connection with any mandatory redemption, the shares of Preferred Stock will be redeemed pro rata from all record holders in proportion to the number of such shares of Preferred Stock held by them (rounded to the nearest whole share to avoid redemption of fractional shares). As discussed above, under "DIVIDENDS", the redemption of the Preferred Stock is subject to the Restrictive Covenants which restrict payment of dividends on or repurchases of the Company's capital stock. See "RECENT DEVELOPMENTS CONCERNING THE PREFERRED STOCK" for a discussion of various recent efforts the Company has undertaken in order to repurchase and retire the Preferred Stock and for a description of impediments to redemption of the Preferred Stock.

Subject to the Company's having legally available funds, if the Proposal is approved, the Debenture Indenture and the IRB Indenture are removed and the Dividend Arrearages are paid, the Certificate of Incorporation will be amended to remove the requirement that the Company call for redemption any shares of the Preferred Stock. See "THE PROPOSAL--Elimination of Mandatory Redemption" and "CERTAIN CONDITIONS TO THE PROPOSAL".

Voting

Holders of Preferred Stock do not, except as required by law or as set forth below, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Company's stockholders. On any matters on which the holders of Preferred Stock are entitled to vote, they will be entitled to one vote for each share held.

Liquidation, Dissolution and Winding-Up

In the event of any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, the holders of the Preferred Stock will be entitled, before any assets of the Company are distributed among or paid over to the holders of Common Stock, to be paid $18.75 per share, together with any accrued but unpaid dividends thereon, and no more. If, upon such liquidation, dissolution or winding-up, the assets of the Company distributed as aforesaid among the holders of the Preferred Stock are insufficient to permit payment to them of said amount, the entire assets of the Company will be distributed ratably among the holders of the Preferred Stock issued and outstanding and having such priority.

Preemptive Rights

The holders of Preferred Stock have no preemptive rights.

Conversion Rights

The holders of the Preferred Stock have the right, at their option, to convert one or more of such shares into fully paid and nonassessable shares of Common Stock at any time and from time to time after the date of issuance, at the rate of 1.935 shares of Common Stock for each share of Preferred Stock

The conversion rate is subject to adjustment in the event of certain issuances of Common Stock and certain changes in the number of issued and outstanding shares of Common Stock by reason of a stock dividend or distribution, split-up, merger, reorganization, recapitalization or combination of the Company.


                            EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokers, banks and other persons holding stock in their names, or in the names of nominees, for their expenses in sending these proxy materials to beneficial owners. Proxies may be solicited by present or former directors, officers and other employees of the Company, who will receive no additional compensation therefor, through the mail and through telephone, fax, e-mail or telegraphic communications to, or by meetings with, stockholders or their representatives.

                              INDEPENDENT AUDITORS

The firm of KPMG Peat Marwick LLP served as the Company's independent certified public accountants until December 23, 1997. The firm of Deloitte & Touche LLP began serving as the Company's independent certified public accountants on December 23, 1997. No representative from either firm is expected to be present at the Special Meeting, nor is it expected that either firm will make a statement or be available to respond to questions posed at the Special Meeting.

                           INCORPORATION BY REFERENCE

The following documents previously filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Act") are hereby incorporated by reference in this Proxy Statement (Commission File No. 0-1460):

         A. The Company's Annual Report on Form 10-K for the year ended February 28, 1997;

         B. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, August 31 and November 30, 1997;

         C. The Company's Current Report on Form 8-K, dated December 23, 1997 and Amendment No.1 to such report filed on January 12, 1998; and
         D.    The Company's Schedule 13E-4 filed January 12, 1998.

All financial statements included in any document filed by the Company with the SEC pursuant to Sections 13(a), 13(c), or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement and prior to the date on which the Special Meeting is held which amend or supplement the financial statements or pro forma financial statements incorporated by reference herein shall be deemed to be incorporated by reference into this Proxy Statement as of the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

All  information  appearing in this Proxy Statement is qualified in its entirety
by  the  information  and  financial   statements   (including   notes  thereto)
incorporated herein by reference.


                             ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy and information statements and other information with the SEC. Such reports, proxy and information statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. The SEC maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the SEC. The address of the SEC's Web site is http://www.sec.gov. In addition, materials filed by the Company should be available for inspection at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, NW, Washington, D.C. 20006.


                                  OTHER MATTERS

THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST BY ANY PERSON TO WHOM THIS PROXY STATEMENT HAS BEEN DELIVERED, FROM BERNARD F. TRAVERS, III, ESQ., ASSISTANT SECRETARY, ANDERSEN GROUP, INC., 1280 BLUE HILLS AVENUE, BLOOMFIELD, CONNECTICUT 06002-1374, (860) 242-0761. DOCUMENTS SO REQUESTED WILL BE PROVIDED BY FIRST CLASS MAIL OR EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST.


STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

Bloomfield, Connecticut
January 27, 1998

                                    EXHIBIT 1
                           SECOND AMENDED AND RESTATED
                                 CERTIFICATE OF
                                  INCORPORATION
                                       OF
                              ANDERSEN GROUP, INC.

         We, the subscribers, certify that we do hereby associate ourselves as a body politic and corporate under the statute laws of the State of Connecticut; and we further certify that:

FIRST:        The name of the corporation is Andersen Group, Inc.

SECOND: The nature of the business to be transacted and the purposes to be promoted and carried out by the corporation are as follows:

              To  engage  in  any  lawful  act  or  activity   for  which  a
              corporation may be organized under the provisions of the Connecticut Business Corporation Act.

THIRD: The amount of the capital stock of said corporation hereby authorized is six million(6,000,000) shares of common stock, without par value, and eight hundred thousand (800,000) shares of preferred stock, without par value, the terms of which are set forth on Exhibit A attached hereto. The Board of Directors is authorized to issue, from time to time, all such shares, to fix and determine the terms, limitations and relative rights and preferences of the preferred stock into series, to fix and determine the variations among series to the extent permitted by law and to provide that shares of the preferred stock, or any thereof, may series be convertible into the same or a different number of shares of common stock.

FOURTH: The amount of paid-in capital with which this corporation shall commence business is $2,000.

FIFTH:        The duration of the corporation is unlimited.

SIXTH: No stockholder of said corporation shall have any preemptive or other right of subscription to any shares of any class of stock of said corporation, issued or to be issued or sold, whether now or hereafter authorized, or to any securities convertible into stock of said corporation of any class, or to receive any such shares or securities by way of dividend, other than right or rights, if any, as the Board of Directors may determine; but any shares of stock or convertible securities which the Board of Directors may determine to offer for subscription to stockholders may, at the discretion of the Board of Directors, be offered in such proportions and to the holders of any one or more or all classes of stock of the corporation then outstanding, and at such price or prices as the Board of Directors may determine.

SEVENTH: A director of the corporation shall not be liable to the corporation or its shareholders for breach of duty as a director for monetary damages in an amount in excess of the compensation received by such director for serving the corporation during the year of such breach (or such lesser amount as may hereafter be permitted by the Connecticut Business Corporation Act), except to the extent such exemption from liability or limitation thereof is not permitted under the Connecticut Business Corporation Act as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this provision shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

                                    EXHIBIT A


                      STATEMENT FIXING AND DETERMINING THE
       TERMS OF SHARES OF SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK
                            OF ANDERSEN GROUP, INC.

     The Series A Cumulative Convertible Preferred Stock of Andersen Group, Inc. shall be subject to the following terms, limitations, relative rights and preferences.

         1. Designation. There shall be a series of Preferred Stock, the designation of which shall be the "Series A Cumulative Convertible Preferred Stock, without par value," hereinafter referred to as the Series A Stock and the number of authorized shares constituting the Series A Stock shall be 800,000.

         2. Dividends. (a) The holders of the Series A Stock shall be entitled to receive, when and as declared by the Board of Directors but only out of funds legally available therefor, cumulative cash dividends at the rate specified in subparagraph (b) below, and no more, payable not later than 45 days after the end of each fiscal quarter of the Company, commencing with the end of the fiscal quarter during which the Series A Stock is initially issued. Such dividends shall be subject to proportional adjustment if dividends are payable for any part of a fiscal quarter. So long as any share of Series A Stock remains outstanding no dividend or other distribution shall be paid or declared on any shares of Common Stock, without par value (the "Common Stock"), of the Company, other than dividends payable in shares of Common Stock of the Company, unless all cumulative dividends on the Series A Stock shall have been paid or declared and set apart for payment. Subject to the foregoing and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any funds legally available therefor, and the Series A Stock shall not be entitled to participate in any such dividends or distributions whether payable in cash, stock or otherwise.

                  (b) Cumulative dividends shall be payable at a quarterly rate per share upon the Series A Stock in an amount equal to $0.375.

         3. Optional Redemption. All or any part of the Series A Stock may be called for redemption by the Company at its option at any time or from time to time on or after the day after the second anniversary of February 28, 1991 (the "Effective Time"), by paying therefor in cash a redemption price equal to $17.75 per share in the case of any such redemption during the period commencing on the day after such second anniversary and ending on the third anniversary of the Effective Time, $18.00 per share in the case of any such redemption during the period commencing on the day after such third anniversary and ending on the fourth anniversary of the Effective Time, $18.25 per share in the case of any such redemption during the period commencing on the day after such fourth anniversary and ending on the fifth anniversary of the Effective Time, and $18.75 per share in the case of any such redemption thereafter, in each case plus accrued and unpaid dividends to the date fixed for redemption. At least twenty (20) days' notice prior to the redemption date, by prepaid certified mail, shall be given to the holders of record of the Series A Stock to be redeemed, addressed to the last post office address shown on the records of the Company. On the date fixed for redemption, and stated in such notice, such holder of such Series A Stock shall surrender such holder's certificate or certificates at the place designated in such notice and thereupon be entitled to receive payment of the redemption price. If notice of redemption is duly given and if funds for the redemption have been set aside prior to the redemption date, notwithstanding the fact that a shareholder may have failed to surrender the same, no dividend shall be payable on such shares after the date fixed for redemption, and all rights with respect to shares so called for redemption shall forthwith, after such date, terminate, except only the right of the holders to receive the redemption price thereof, without interest. If fewer than all the outstanding shares of Series A Stock are to be redeemed pursuant to this paragraph, the number of shares to be redeemed shall be determined by the Board of Directors of the Company, and such shares shall be redeemed pro rata from all record holders of the Series A Stock in proportion to the number of such shares held by such holders (rounding to the nearest whole share to avoid redemption of fractional shares).

         4.       Voting Rights.

                  (a) General. The shares of Series A Stock shall not be entitled to vote upon any matters upon which shareholders are entitled to vote, except to the extent required by law, including the right to a class vote in the event of any amendment to the Company's certificate of incorporation which creates a new class of shares equal or senior to the Series A Stock or changes an existing class of shares into a class equal or senior to the Series A Stock, and except to the extent set forth in subparagraph (b) of this paragraph 4.


                  (b) Certain Voting Rights. If and whenever six quarterly dividends or the equivalent (whether or not consecutive) payable on the Series A Stock shall be in arrears whether or not earned or declared, the number of Directors then constituting the Board of Directors of the Company shall be increased by one and the holders of the Series A Stock, voting together as a class, shall be entitled to elect the one additional Director at any annual meeting of shareholders or a special meeting held in place thereof, or at a special meeting of the holders of the Series A Stock called as hereinafter provided. Whenever all arrears in dividends on the Series A Stock then outstanding shall have been paid and dividends thereon for the current dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Stock to elect such additional one Director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the term of office of any person elected as Director by the holders of the Series A Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the Series A Stock, the Secretary of the Company may, and upon the written request of any holder of shares of the Series A Stock (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series A Stock for the election of the one Director to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of shares of the Series A Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. The Director elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as above provided. In case any vacancy shall occur with respect to the Director elected by the holders of the Series A Stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the shareholders or special meeting held in place thereof upon the nomination by the holders of the Series A Stock.

         5. Liquidation, Dissolution and Winding Up. In the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of the Series A Stock shall be entitled, before any assets of the Company shall be distributed among or paid over to the holders of the Common Stock, to be paid $18.75 per share together with any accrued and unpaid dividends thereon, and to no more. If, upon such liquidation, dissolution or winding up, the assets of the Company distributable as aforesaid among the holders of the Series A Stock shall be insufficient to permit payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Stock issued and outstanding and having such priority.

        6. Conversion. (a) The holder of shares of Series A Stock shall have the right, at its option, to convert one or more of such shares into fully paid and nonassessable shares of Common Stock of the Company at any time and from time to time after the date of issuance, at the rate of 1.875 shares of Common Stock for each one share of Series A Stock or at the rate which results from the making of any adjustment specified in subparagraph (e) hereof (the number of shares of Common Stock issuable at any time, giving effect to the latest prior adjustment pursuant to subparagraph (e) hereof, if any, in exchange for one share of Series A Stock being hereinafter called the "Conversion Rate").

                  (b) The Series A Stock shall be convertible at the office of any transfer agent of the Company, and at such other office or offices, if any, that the Board of Directors may designate, into fully paid and nonassessable shares of Common Stock at the Conversion Rate. In case of the redemption for any shares of Series A Stock, such right of conversation shall cease and terminate, as to the shares to be redeemed, at the close of business on the date fixed for such redemption, unless default shall be made in the payment of the redemption price for the shares to be so redeemed.

                  (c) In order to convert shares of Series A Stock into shares of Common Stock pursuant to the right of conversion set forth in subparagraph
(a), the holder thereof shall surrender the certificate or certificates representing Series A Stock, duly endorsed to the Company or in blank, at any office herein above mentioned and shall give written notice to the Company at said office that such holder elects to convert the same, stating in such notice the name or names in which such holder wishes the certificate or certificates representing shares of Common Stock to be issued. The Company shall, within five business days, deliver at said office to such holder of Series A Stock, or to such holder's nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash to which such holder shall be entitled in lieu of fractional shares in an amount equal to the same fraction of the Market Price (as hereinafter defined) of a whole share of Common Stock on the business day preceding the day of conversion. The Company shall make no payment or adjustment on account of any dividends accrued on the shares of the Series A Stock surrendered for conversion or any dividends upon shares of Common Stock issued upon conversion, except that the registered holder of shares of Series A Stock being converted shall be entitled to receive payment of any unpaid dividends which have accrued on such shares for dividend periods up to the dividend payment date immediately preceding such surrender for conversion at the time the Company makes payment to other holders of the Series A Stock of accrued unpaid dividends for such dividend periods; provided, that if the Company acquires at any time all outstanding shares of Series A Stock, the Company shall on the date of the acquisition of the last outstanding share, declare and pay such accrued and unpaid dividends out of funds legally available therefor. Shares of Series A Stock shall be deemed to have been converted as of the date of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of Series A Stock surrendered for conversion, the Company shall issue and deliver to, or upon the written order of, the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series A Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to the rights of the shares of Series A Stock represented thereby to the same extent as if the certificate theretofore covering such unconverted shares had not been surrendered for conversion.

                  (d) The issuance of certificates for shares of Common Stock upon the conversion of shares of Series A Stock shall be made without charge to the converting stockholder for any original issue or transfer tax in respect of the issuance of such certificates and any such tax shall be paid by the Company. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common stock in a name other than that in which the shares of Series A Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

                  (e) The Conversion Rate shall be subject to the following adjustments:

                         (i) If the Company shall declare and pay to the holders
of Common Stock a dividend or other distribution payable in shares of Common Stock or Convertible Securities (as hereinafter defined), the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series A Stock hereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the declaration and payment of such dividend or other distribution if such shares of Series A Stock had been converted immediately prior to the record date for the determination of stockholders entitled to receive such dividend or other distribution.

                        (ii) If the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock, or combine the outstanding shares of Common Stock into a lesser number of shares, or issue by reclassification of its shares of Common Stock any shares of the Company, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holders of Series Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above if such shares of Series A Stock had been converted immediately prior to the happening of such event on the day upon which such subdivision, combination or reclassification, as the case may be, becomes effective.

                       (iii)  If  the  Company   shall  issue  or  sell  any
Additional Shares of Common Stock for a consideration per share less than the Conversion Amount, then the Conversion Rate shall be adjusted to the number determined by multiplying the Conversion Rate in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued or sold, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance or sale of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for such Additional Shares of Common Stock so issued or sold would purchase at a consideration per share equal to the Conversion Amount. For the purposes of this subparagraph
(iii), the date as of which the Conversation Amount shall be computed shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance or sale of such Additional Shares of Common Stock or
(y) the date of the actual issuance or sale of such shares.

                        (iv) If the Company shall issue or sell any warrants or options or other rights entitling the holders thereof to subscribe for or purchase either any Additional Shares of Common Stock or evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock (such convertible or exchangeable evidences of indebtedness, shares of stock or other securities hereinafter being called "Convertible Securities"), and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities (when added to the consideration per share of Common Stock, if any, received for such Convertible Securities, warrants or other rights), shall be less than the Conversion Amount, then the Conversion Rate shall be adjusted as provided in subparagraph (iii) on the basis that (x) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (y) the aggregate consideration (plus the consideration, if any, received for such Convertible Securities, warrants or other rights) for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities.
                         (v) If the Company  shall issue or sell  Convertible
Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities shall be less than the Conversion Amount, then the Conversion Rate shall be adjusted as provided in subparagraph (iii) on the basis that (x) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and (y) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to the terms of such Convertible Securities. No adjustment of the Conversion Rate shall be made under this subparagraph (v) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other rights, if such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to subparagraph (iv).
                         (vi)  For the  purposes  of subparagraphs (iv) and (v),
the date as of which the Conversion Amount shall be computed shall be the earliest of (x) the date of which the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any warrants or other rights referred to in subparagraph (iv) or to receive any Convertible Securities, (y) the date on which the Company shall enter into a firm contract for the issuance of such warrants or other rights or Convertible Securities or
(z) the date of the actual issuance of such warrants or other rights or Convertible Securities.
                        (vii) No adjustment of the Conversion Rate shall be made under subparagraph (iii) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor), pursuant to subparagraphs (iv) or (v).

                       (viii) If any warrants or other rights (or any portions thereof) which shall have given rise to any adjustment pursuant to subparagraph (iv) or conversion rights pursuant to Convertible Securities which shall have given rise to any adjustment pursuant to subparagraph (v) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such warrants or other rights or Convertible Securities there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Rate hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of (x) eliminating from the computation of any Additional Shares of Common Stock corresponding to such warrants or other rights or conversion rights as shall have expired or terminated, (y) treating the Additional Shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such warrants or other rights or of conversion rights pursuant to any Convertible Securities as having been issued for the consideration actually received and receivable therefor, and (z) treating any of such warrants or other rights or of conversion rights pursuant to any Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time; provided, however, that any consideration which was actually received by the Company in connection with the issuance or sale of such warrants or other rights shall form part of the readjustment computation even though such warrants or other rights shall have expired without the exercise thereof.
                         (ix)  To  the  extent  that any  Additional  Shares  of
Common Stock, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock, or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock, warrants or other rights or Convertible Securities are offered by the Company for subscription, the subscription price or, if such Additional Shares of Common Stock, warrants or other rights or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof. If and to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined by the Board of Directors of the Company. If Additional Shares of Common Stock shall be issued as part of a unit with warrants or other rights, then the amount of consideration for the warrant or other right shall be deemed to be the amount determined at the time of issuance by the Board of Directors of the Company. If the Board of Directors of the Company shall not make any such determination, the consideration for the warrant or other right shall be deemed to be zero.
                          (x) In case the Company shall effect a reorganization, shall merge with or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, shares of stock or other securities, property or assets of the Company, successor or transferee or an affiliate thereof or cash are to be received by or distributed to the holders of Common Stock, then each holder of Series A Stock shall be given a written notice from the Company informing each holder of the terms of such reorganization, merger, consolidation, or disposition of assets and of the record date, thereof for any distribution pursuant thereto, at least ten days in advance of such record date, and each holder of Series A Stock shall have the right thereafter to receive, upon conversion of such Series A Stock, the number of shares of stock or other securities, property or assets of the Company, successor or transferee or affiliate thereof or cash receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock equal to the Conversion Rate immediately prior to such event, multiplied by the number of shares of Series A Stock as may be converted. The provisions of this subparagraph (x) shall similarly apply to successive reorganizations, mergers, consolidation or dispositions of assets.
                          (xi) The Company  may make such  increases  in the
conversion rate, so as to increase the number of shares of Common Stock into which the Series A Stock may be converted, in addition to those required by subparagraphs (i) - (v) and (x) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                         (xii)  The   number   of   shares  of  Common   Stock
outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph
(e).
                        (xiii) If a state of facts shall occur which, without being specifically controlled by the provisions of this paragraph (e), would not in the reasonable opinion of the Board of Directors fairly protect the conversion rights of the Series A Stock in accordance with the essential intent and principles of such provision, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights.

                        (xiv) Anything herein to the contrary notwithstanding, no adjustment in the Conversion Rate shall be required unless such adjustment, either by itself orwith other adjustments not previously made, would require a change of at least1% in such rate; provided, however, that any adjustment which by reason of this subparagraph (xiv) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                         (xv) All calculations   under  this paragraph (e) shall
be  made  to  the  nearest one-thousandth of a share.

                         (xvi) Whenever the Conversion  Rate shall be adjusted
pursuant to this paragraph (e), the Company shall forthwith cause to be delivered to each holder of Series A Stock, a notice setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company determined the fair value of any consideration other than cash pursuant to subparagraph (ix)) and specifying the new Conversion Rate, accompanied by a letter of a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing selected by the Board of Directors of the Company, stating that such firm has reviewed the relevant provisions of this paragraph 6 and the Company's calculation of the new Conversion Rate. In the case referred to in subparagraph (x), such notice shall be issued describing the amount and kind of stock, securities, property or assets or cash which shall be receivable upon conversion of the Series A Stock after giving effect to the provision of such subparagraph (x).
                      (xvii) The Company shall provide the holders of the Series A Stock prompt notice ofany tender or exchange offer made to holders of the Common Stock to the extent such offer is subject to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
                  (f) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purposes of effecting the conversion of Series A Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Stock at the time outstanding. The Company shall take at all times such corporate action as shall be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of Series A Stock in accordance with the provision hereof, free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company will, at its expense, use its best efforts to cause such shares of Common Stock to be listed (subject to issuance or notice of issuance on all stock exchanges, if any, on which the Company's Common Stock may become listed.

                  (g) No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon any conversion of Series A Stock, but, in lieu thereof, there shall be paid an amount in cash equal to the same fraction of the Market Price of a whole share of Common Stock on the business day preceding the day of conversion.

         7.       Definitions

                  (a) "Additional Shares of Common Stock" shall mean all shares of Common Stock of the Company issued by the Company after the Effective Time, except (i) shares which may be issued pursuant to conversion of the Series A
Stock, and (ii) shares issued upon conversion of convertible securities outstanding on the date of issuance of the Series A Stock, or upon the exercise of options granted or to be granted with respect to up to 100,000 shares pursuant to any stock option plan approved by the shareholders of the Company.

                  (b) "Conversion Amount" shall mean at any applicable date, the amount equal to the quotient resulting from dividing $15.45 by the Conversion Rate in effect on such date for the Series A Stock.

                  (c) "Market Price" of a share of Common Stock on any day shall mean the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average closing price of a share of Common Stock for the 15 consecutive trading days preceding such day on the NASDAQ/National Market Systems, or if the shares of Common Stock are not publicly traded, the Market Price for such day shall be the Conversion Amount or the book value of a share of Common Stock of the Company as disclosed in the last balance sheet of the Company regularly prepared by the Company, whichever is higher.

         8. Stated Value. The entire consideration received by the Company upon issuance of the Series A Stock shall be allocated to capital surplus.

         9. Shares Surrendered. Any shares of Series A Stock redeemed, purchased or otherwise reacquired, or surrendered for conversion shall be canceled and restored to the status of authorized but unissued shares of Preferred Stock of the Company, but shall not thereafter be issued as shares of Series A Stock.

         10. Reports to Holders. The Company shall transmit to the holders of the Series A Stock copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, including, without limitation, its Annual Reports to Shareholders, its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If the Company is not required to file such information the Company shall transmit to the holders of the Series A Stock, within 15 days after it would have been required to file such information with the Securities and Exchange Commission, financial statements, including any notes thereto, prepared in accordance with generally accepted accounting principles, reasonably comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company were subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

                              ANDERSEN GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors of Andersen Group, Inc. (the "Company")

The undersigned hereby appoints Francis E. Baker and Bernard F. Travers, III as Proxies, with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all shares of the Company's Common Stock, no par value (the "Common Stock"), held of record by the undersigned on January 21, 1998 at the Special Meeting of stockholders to be held on February 25, 1998 or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

             (Continued, and to be signed and dated on reverse side)

         1. PROPOSAL TO APPROVE the amendment and restatement of the Company's Certificate of Incorporation in order to eliminate certain restrictions on the payment of dividends on the Common Stock and the Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"), change the dividend payment rate on the Preferred Stock and eliminate the requirement that the Company redeem the Preferred Stock.

             FOR[ ]              AGAINST[ ]              ABSTAIN    [ ]

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

                                                         Address Change and/or
              ----------------------------------         Comments Mark Here  [ ]
          Andersen Group, Inc. Common Stock no par value

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:             , 1998

                                    Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD Votes MUST be Indicated PROMPTLY USING THE ENCLOSED ENVELOPE (X) In Black or Blue ink (X).

                              ANDERSEN GROUP, INC.

This Proxy is Solicited on Behalf of the Board of Directors of Andersen Group, Inc. (the "Company")

The undersigned hereby appoints Francis E. Baker and Bernard F. Travers, III as Proxies, with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all shares of the Company's Series A Cumulative Convertible Preferred Stock, (the "Preferred Stock") held of record by the undersigned on January 21, 1998 at the Special Meeting of stockholders to be held on February 25, 1998 or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

             (Continued, and to be signed and dated on reverse side)

         1. PROPOSAL TO APPROVE the amendment and restatement of the Company's Certificate of Incorporation in order to eliminate certain restrictions on the payment of dividends on the Company's Common Stock, no par value and the Preferred Stock, change the dividend payment rate on the Preferred Stock, and eliminate the requirement that the Company redeem the Preferred Stock.

          FOR   [ ]        AGAINST    [ ]                 ABSTAIN   [ ]

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

                                                          Address Change and/or
            ----------------------------------            Comments Mark Here [ ]

        Andersen Group, Inc. Series A Cumulative Convertible Preferred Stock

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:             , 1998

                                    Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD Votes MUST be Indicated PROMPTLY USING THE ENCLOSED ENVELOPE (X) In Black or Blue ink (X).